Exhibit 99.2

Chicken Soup for the Soul Entertainment Announces Pricing of $75 Million Public Offering of Common Stock

COS COB, CT – July 2, 2021 – Chicken Soup for the Soul Entertainment, Inc. (the “Company”, Nasdaq: CSSE), a leading operator of streaming advertising-supported video-on-demand (AVOD) networks, today announced the pricing of an underwritten public offering of 1,875,000 shares of its common stock at a public offering price of $40.00 per share. The gross proceeds of the offering to the Company are expected to be $75 million, before deducting the underwriting discounts and commissions and other estimated offering expenses. In addition, the Company granted the underwriters a thirty-day option to purchase up to an additional 281,250 shares of common stock at the public offering price, less underwriting discounts and commissions.

The closing of the offering is expected to occur on or about July 7, 2021, subject to the satisfaction of customary closing conditions.

Guggenheim Securities and Needham & Company are acting as joint bookrunning managers. Northland Capital Markets, D.A. Davidson & Co., The Benchmark Company, Ladenburg Thalmann & Co. Inc., and Craig-Hallum Capital Group LLC are acting as co-managers.

The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

The securities described above are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-257057) previously filed with the Securities and Exchange Commission (“SEC”) on June 14, 2021, which registration statement was declared effective on June 24, 2021. The securities will be offered only by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained, when available, from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, New York 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, Chicken Soup for the Soul Unscripted, APlus.com and Halcyon Television. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to known and unknown risks and uncertainties, including but not limited to those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the prospectus supplement to be filed by the Company and accompanying prospectus. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul